UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7th 2014

Pocket Games, Inc.

 (Exact name of registrant as specified in charter)

FL

(State or other jurisdiction of incorporation)

333-192939	46-3813936
(Commission File Number)	(IRS Employer Identification No.)

909 Plainview Ave, Far Rockaway. NY. 11691

(Address of principal executive offices and zip code)

347 460 9994

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item # 101

Entry into a Material Definitive Agreement

Convertible Note I to KBM Worldwide, Inc.

On October 6th, 2014 (the “Note I Issuance Date”), Pocket Games, Inc. (“we,” “us,” “our,” or “Company”) issued a convertible promissory note (“Note I”) to KBM Worldwide, Inc. (“KBM”), in the original principal amount of $48,000.00 (the “Note I Purchase Price”), which bears interest at 8% per annum.  All outstanding principal and accrued interest on Note I is due and payable on the maturity date, which July 9, 2015 (the “Note I Maturity Date”).  The Note I Purchase Price was paid in cash to us by KBM on October 6th,, 2014 (“Note I Funding Date”).  Any amount of principal or interest that is due under Note I, which is not paid by the Note I Maturity Date, will bear interest at the rate of 22% per annum until it is paid (“Note I Default Interest”).  Note I is convertible by KBM into shares of our common stock (“Common Stock”) at any time during the conversion period, which begins 180 days after the Note I Funding Date and ends on the later of (i) the Note I Maturity Date or the (ii) date of payment of the default amount.  The conversion price for each share is the greater of (i) 58% multiplied by the lowest average three day market price of the our common stock during the three trading days prior to the relevant notice of conversion

Note I can be prepaid by us at a premium as follows: (a) between 0 and 30 days after issuance – 110% of the total outstanding amount; (b) between 31 and 60 days after issuance – 115% of the total outstanding amount; (c) between 61 and 90 days after issuance – 120% of the total outstanding amount; (d) between 91 and 120 days after issuance – 125% of the total outstanding amount; and (e) between 121 and 150 days after issuance – 130% of the total outstanding amount; and (f) between 151 and 180 days after issuance – 135% of the total outstanding amount.  After the initial 180 period post-issuance, we will no longer have the right of prepayment.

      All amounts due under Note I become immediately due and payable by us upon the occurrence of an event of default, including but not limited to (i) our failure to pay the amounts due at maturity, (ii) our failure to issue shares of Common Stock upon any conversion of Note I, (iii) our breach of the covenants, representations or warranties under Note I, (iv) our appointment of a trustee, (v) a judgment against us in excess of $50,000 (subject to a 20 day cure period), (vi) our liquidation, (vii) the filing of a bankruptcy petition by us or against us, (viii) our failure to remain current in our reporting obligations under the Securities Exchange Act of 1934, (ix) the removal of our common stock from quotation on the OTC Bulletin Board or similar over the counter quotation service, (x) a restatement of our financial statements for any period from two years prior to the Note I Issuance Date until Note I has been paid in full, or (xi) our effectuation of a reverse stock split without 20 days prior written notice to KBM.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, KBM is an accredited investor, KBM acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The foregoing description of Note I is qualified in its entirety by reference to such Note I, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02.      Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01.      Financial Statements and Exhibits

Number 4.1 4.2	Description CONVERTIBLE PROMISSORY NOTE SECURITIES PURCHASE AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POCKET GAMES INC
Dated: 15th October 2014	By:	/s/ David Lovatt
Name: DAVID LOVATT Title: CEO

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